Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Second Quarter 2023 Financial Results
Net Investment Income of $0.53 Per Share for the Second Quarter
DECLARES THIRD QUARTER 2023 DISTRIBUTION OF $0.40 PER SHARE
Menlo Park, Calif., August 2, 2023 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the second quarter ended June 30, 2023 and the declaration by its Board of Directors of its third quarter 2023 distribution of $0.40 per share.
Second Quarter 2023 Highlights
▪Signed $114.0 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”) and TPVG closed $18.0 million of new debt commitments to venture growth stage companies;
▪Funded $30.6 million in debt investments to eight portfolio companies with a 16.4% weighted average annualized yield at origination;
▪Received $33.8 million of loan principal prepayments;
▪Achieved a 14.7% weighted average annualized portfolio yield on total debt investments for the quarter;
▪Earned net investment income (“NII”) of $18.8 million, or $0.53 per share;
▪Generated total investment income of $35.2 million;
▪Realized 18.3% return on average equity, based on net investment income during the quarter;
▪Recorded $2.9 million from the realization of equity gains from the sale of Toast, Inc. shares;
▪10 portfolio companies raised an aggregate $326.2 million of capital in private financings during the quarter;
▪Held debt investments in 56 portfolio companies, warrants in 106 portfolio companies and equity investments in 48 portfolio companies as of June 30, 2023;
▪Debt investment portfolio weighted average investment ranking of 2.07 as of quarter’s end;
▪TPVG portfolio company, Thirty Madison, Inc. acquired assets from TPVG portfolio company, Hey Favor, Inc. (f/k/a The Pill Club Holdings, Inc.), and assumed Hey Favor, Inc.’s outstanding loans with TPVG in full;
▪Net asset value of $379.4 million, or $10.70 per share, as of June 30, 2023;
▪Ended the quarter with a 1.67x gross leverage ratio; and
▪Declared a third quarter distribution of $0.40 per share, payable on September 29, 2023; bringing total declared distributions to $14.25 per share since the Company’s initial public offering.
Year to Date 2023 Highlights
▪Earned net investment income of $37.4 million, or $1.06 per share;
▪Generated total investment income of $68.8 million;
▪Paid distributions of $0.80 per share;
▪Signed $312.7 million of term sheets with venture growth stage companies at TPC and TPVG closed $21.7 million of new debt commitments to venture growth stage companies;
▪Funded $88.2 million in debt investments to 16 portfolio companies with a 14.9%1 weighted average annualized portfolio yield at origination and funded $0.2 million in direct equity investments in private rounds of financing to three portfolio companies;
▪14 portfolio companies raised an aggregate $390.1 million of capital in private financings;
▪Achieved a 14.7% weighted average annualized portfolio yield on total debt investments;
▪In April 2023, DBRS, Inc. reaffirmed TPVG’s investment grade rating, BBB Long-Term Issuer rating, with a negative trend outlook; and
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $32.1 million, or $0.90 per share, as of June 30, 2023.

1 This yield excludes the impact of $2.0 million in short-term loans that were funded and repaid during the three months ended March 31, 2023, which carried a higher interest rate than our normal course investments, and the impact thereof on our weighted average adjusted annualized yield at origination for the period presented.

“Our earnings power remained strong in the second quarter, as we once again generated NII that exceeded our quarterly distribution,” said Jim Labe, chairman and chief executive officer of TPVG. “Amid ongoing challenges in the venture capital market, we continued to focus on managing the portfolio, maintaining strong liquidity and deploying capital in a thoughtful manner.”
“We believe our long-term track record and expertise will serve us well, as we navigate the current market environment,” said Sajal Srivastava, president and chief investment officer of the Company. “Given our scale and strong portfolio yield, we expect to continue to deliver strong investment income while positioning the Company to further benefit when market conditions improve.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended June 30, 2023, the Company entered into $18.0 million of new debt commitments with four portfolio companies, funded debt investments totaling $30.6 million to eight portfolio companies, acquired warrants valued at $38,000 in three portfolio companies and made direct equity investments of $0.1 million in two portfolio companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 16.4% at origination. During the quarter, the Company received $33.8 million of principal prepayments and $1.7 million of scheduled principal amortization. The weighted average annualized portfolio yield on total debt investments for the second quarter was 14.7%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the second quarter was 18.3%. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of June 30, 2023, the Company held debt investments in 56 portfolio companies, warrants in 106 portfolio companies and equity investments in 48 portfolio companies. The total cost and fair value of these investments were $1.0 billion and $942.0 million, respectively.
Total portfolio investment activity for the three and six months ended June 30, 2023 and 2022 was as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Beginning portfolio at fair value	$982,828	$806,447	$949,276	$865,340
New debt investments, net(a)	30,164	154,391	86,538	215,850
Scheduled principal amortization	(1,666)	(10,296)	(18,257)	(16,164)
Principal prepayments and early repayments	(33,750)	(55,038)	(37,150)	(170,572)
Net amortization and accretion of premiums and discounts and end-of-term payments	4,172	3,609	9,490	5,542
Payment-in-kind coupon	2,597	1,352	4,682	2,935
New warrant investments	38	2,145	168	2,960
New equity investments	433	1,100	936	3,796
Proceeds from dispositions of investments	(3,173)	—	(3,173)	(246)
Net realized gains (losses) on investments	1,863	(670)	1,863	(1,664)
Net change in unrealized gains (losses) on investments	(41,551)	(26,322)	(52,418)	(31,059)
Ending portfolio at fair value	$941,955	$876,718	$941,955	$876,718
_____________
(a)Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended June 30, 2023, TPC entered into $114.0 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of June 30, 2023, the Company’s unfunded commitments totaled $205.3 million, of which $53.9 million was dependent upon portfolio companies reaching certain milestones. Of the $205.3 million of unfunded commitments, $120.1 million will expire during 2023, $56.8 million will expire during 2024 and $28.4 million will expire during 2025, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

RESULTS OF OPERATIONS
Total investment and other income was $35.2 million for the second quarter of 2023, representing a weighted average annualized portfolio yield of 14.7% on total debt investments, as compared to $27.4 million and 14.5% for the second quarter of 2022. The increase in total investment and other income was primarily due to a greater weighted average principal amount outstanding on our income-bearing debt investment portfolio and higher investment yields, partially offset by reduced loan prepayment activity. For the six months ended June 30, 2023, the Company’s total investment and other income was $68.8 million, as compared to $54.8 million for the six months ended June 30, 2022, representing a weighted average annualized portfolio yield on total debt investments of 14.7% and 15.0%, respectively.
Operating expenses for the second quarter of 2023 were $16.3 million as compared to $14.8 million for the second quarter of 2022. Operating expenses for the second quarter of 2023 consisted of $9.9 million of interest expense and amortization of fees, $4.5 million of base management fees, $0.6 million of administration agreement expenses and $1.3 million of general and administrative expenses. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $3.8 million during the three months ended June 30, 2023. Operating expenses for the second quarter of 2022 consisted of $6.1 million of interest expense and amortization of fees, $3.9 million of base management fees, $3.2 million of income incentive fees, $0.5 million of administration agreement expenses and $1.1 million of general and administrative expenses. The Company’s total operating expenses were $31.4 million and $28.6 million for the six months ended June 30, 2023 and 2022, respectively.
For the second quarter of 2023, the Company recorded net investment income of $18.8 million, or $0.53 per share, as compared to $12.7 million, or $0.41 per share, for the second quarter of 2022. The increase in net investment income between periods was driven primarily by greater investment and other income, partially offset by reduced loan prepayment activity. Net investment income for the six months ended June 30, 2023 was $37.4 million, or $1.06 per share, compared to $26.2 million, or $0.84 per share, for the six months ended June 30, 2022.
During the second quarter of 2023, the Company recognized net realized gains on investments of $1.9 million, resulting primarily from $2.9 million of realized gains from the sale of publicly traded equity investments, partially offset by $1.0 million of realized losses on investments. During the second quarter of 2022, the Company recognized net realized losses on investments of $0.7 million.
Net change in unrealized losses on investments for the second quarter of 2023 was $41.6 million, consisting of $37.8 million of net unrealized losses on the debt investment portfolio and $3.8 million of net unrealized losses on the warrant and equity portfolio resulting from fair value adjustments and the reversal of previously recorded unrealized gains from investments realized during the period. Net change in unrealized losses on investments for the second quarter of 2022 was $26.3 million. The Company’s net realized and unrealized losses were $50.6 million for the six months ended June 30, 2023, compared to net realized and unrealized losses of $34.9 million for the six months ended June 30, 2022.
The Company’s net decrease in net assets resulting from operations for the second quarter of 2023 was $20.9 million, or $0.59 per share, as compared to a net decrease in net assets resulting from operations of $14.4 million, or $0.46 per share, for the second quarter of 2022. For the six months ended June 30, 2023, the Company’s net decrease in net assets resulting from operations was $13.2 million, or $0.37 per share, as compared to a net decrease in net assets resulting from operations of $8.7 million, or $0.28 per share, for the six months ended June 30, 2022.
CREDIT QUALITY
The Company maintains a credit watch list with portfolio companies placed into one of five credit categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of June 30, 2023, the weighted average investment ranking of the Company’s debt investment portfolio was 2.07, as compared to 2.12 at the end of the prior quarter. During the quarter ended June 30, 2023, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: three portfolio companies with an aggregate principal balance of $33.2 million were upgraded from White (2) to Clear (1), one portfolio company with a principal balance of $20.0 million1 was upgraded from Yellow (3) to White (2), one portfolio company with a principal balance of $5.0 million was downgraded from White (2) to Yellow (3), one portfolio company with a principal balance of $10.0 million was downgraded from White (2) to Orange (4), two portfolio companies with an aggregate principal balance of $23.4 million were downgraded from Yellow (3) to Red (5), and two portfolio companies with an aggregate principal balance of $47.6 million were downgraded from Orange (4) to Red (5).

1 Represents the Hey Favor, Inc. (f/k/a The Pill Club Holdings, Inc.) loans assumed by Thirty Madison, Inc.

The following table shows the credit categories for the Company’s debt investments at fair value as of June 30, 2023 and December 31, 2022:

	June 30, 2023			December 31, 2022
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$113,825	13.3%	7	$55,921	6.6%	3
White (2)	638,248	74.8	38	699,008	81.9	48
Yellow (3)	58,507	6.9	5	88,912	10.4	5
Orange (4)	14,174	1.7	2	9,110	1.1	1
Red (5)	28,443	3.3	4	—	—	—
	$853,197	100.0%	56	$852,951	100.0%	57
NET ASSET VALUE
As of June 30, 2023, the Company’s net assets were $379.4 million, or $10.70 per share, as compared to $419.9 million, or $11.88 per share, as of December 31, 2022.
LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2023, the Company had total liquidity of $199.4 million, consisting of cash, cash equivalents and restricted cash of $89.4 million and available capacity under its Revolving Credit Facility of $110.0 million (which excludes an additional $50.0 million available under the Revolving Credit Facility’s accordion feature), subject to existing advance rates, terms and covenants. As of June 30, 2023, the Company held $2.0 million of publicly traded stock and warrant positions. The Company ended the quarter with a 1.67x gross leverage ratio and an asset coverage ratio of 160%.
The Company maintains an at-the-market equity offering program (“ATM Program”) with UBS Securities LLC, providing for the issuance from time to time of up to an aggregate of $50.0 million in shares of its common stock. As of June 30, 2023, $50.0 million in shares remain available for sale.
DISTRIBUTION
On July 26, 2023, the Company’s board of directors declared a regular quarterly distribution of $0.40 per share for the third quarter, payable on September 29, 2023 to stockholders of record as of September 15, 2023. As of June 30, 2023, the Company had estimated spillover income of $32.1 million, or $0.90 per share.
RECENT DEVELOPMENTS
Since June 30, 2023 and through August 1, 2023:
▪The Company closed $5.2 million of additional debt commitments;
▪The Company funded $6.0 million in new investments;
▪The Company received $6.0 million in principal repayments;
▪$25.0 million of unfunded commitments expired or were terminated; and
▪Portfolio company VanMoof Global Holding B.V. was declared bankrupt.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, August 2, 2023, to discuss its financial results for the quarter ended June 30, 2023. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through September 2, 2023, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 1547015. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Investments at fair value (amortized cost of $1,004,504 and $959,407, respectively)	$941,955	$949,276
Cash and cash equivalents	78,410	51,489
Restricted cash	11,020	7,771
Deferred credit facility costs	3,420	4,128
Prepaid expenses and other assets	2,530	1,869
Total assets	$1,037,335	$1,014,533

Liabilities
Revolving Credit Facility	$240,000	$175,000
2025 Notes, net	69,640	69,543
2026 Notes, net	198,819	198,598
2027 Notes, net	123,978	123,839
Other accrued expenses and liabilities	25,464	27,613
Total liabilities	$657,901	$594,593

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	354	353
Paid-in capital in excess of par value	471,540	470,572
Total distributable earnings (loss)	(92,460)	(50,985)
Total net assets	$379,434	$419,940
Total liabilities and net assets	$1,037,335	$1,014,533

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	35,447	35,348
Net asset value per share	$10.70	$11.88

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Investment income
Interest income from investments	$34,501	$26,995	$66,754	$52,928
Other income	650	433	2,025	1,849
Total investment and other income	$35,151	$27,428	$68,779	$54,777

Operating expenses
Base management fee	$4,496	$3,901	$8,807	$7,618
Income incentive fee	—	3,163	—	6,550
Interest expense and amortization of fees	9,944	6,126	19,189	11,225
Administration agreement expenses	567	501	1,140	1,080
General and administrative expenses	1,307	1,083	2,227	2,103
Total operating expenses	$16,314	$14,774	$31,363	$28,576

Net investment income	$18,837	$12,654	$37,416	$26,201

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$1,859	$(745)	$1,826	$(3,850)
Net change in unrealized gains (losses) on investments	(41,551)	(26,322)	(52,418)	(31,059)
Net realized and unrealized gains/(losses)	$(39,692)	$(27,067)	$(50,592)	$(34,909)

Net increase (decrease) in net assets resulting from operations	$(20,855)	$(14,413)	$(13,176)	$(8,708)

Per share information (basic and diluted)
Net investment income per share	$0.53	$0.41	$1.06	$0.84
Net increase (decrease) in net assets per share	$(0.59)	$(0.46)	$(0.37)	$(0.28)
Weighted average shares of common stock outstanding	35,398	31,037	35,373	31,024
Total distributions declared per share	$0.40	$0.36	$0.80	$0.72

Weighted Average Portfolio Yield
on Total Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Weighted average portfolio yield on total debt investments(2)	14.7%	14.5%	14.7%	15.0%
Coupon income	11.8%	10.4%	11.8%	10.2%
Accretion of discount	0.7%	0.7%	0.9%	0.8%
Accretion of end-of-term payments	1.6%	1.7%	1.7%	1.8%
Impact of prepayments during the period	0.6%	1.7%	0.3%	2.2%
_____________
(1)Weighted average portfolio yields on total debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period.
(2)The weighted average portfolio yields on total debt investments reflected above do not represent actual investment returns to the Company’s stockholders.